UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2014

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Louisiana St., Suite 700, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-780-9494

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 2, 2014, Goodrich Petroleum Corporation (the “Company”) notified the holders of the $51,816,000 outstanding principal amount of its 5.00% Convertible Senior Notes due 2029 (the “Notes”) that they have an option, pursuant to the terms of the Notes, to require the Company to purchase on October 1, 2014 all or a portion of such holders’ Notes (the “Put Option”) at a price equal to par, plus any accrued and unpaid interest to, but not including, October 1, 2014.

The Put Option expired at 5:00 PM ET on September 30, 2014. As of the expiration of the Put Option, $45,124,000 aggregate principal amount of Notes were validly tendered and not validly withdrawn pursuant to the Put Option. The Company has accepted for purchase all Notes that were validly tendered and not validly withdrawn pursuant to the Put Option.

The Company settled the Put Option on October 1, 2014 and paid an aggregate of $45,124,000 to purchase all of the Notes that were validly tendered and not validly withdrawn. Immediately following the settlement of the Put Option, $6,692,000 principal amount of Notes remain outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

October 1, 2014	By:	/s/ Michael J. Killelea
	Name:	Michael J. Killelea
	Title:	Senior Vice President, General Counsel and Corporate Secretary